UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2012

Nexstar Broadcasting Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 N. O’Connor Boulevard

Suite 1400

Irving, Texas 75039

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 16, 2012, Nexstar Broadcasting Group, Inc. (the “Company”) provided the Combined Financial Statements of High Plains Broadcasting Operating Company LLC and Newport Television LLC Stations in Binghamton, NY; Elmira, NY; Jackson, TN; Little Rock, AR; Memphis, TN; Salt Lake City, UT; Syracuse, NY; and Watertown, NY; along with Inergize Digital and the New York Hub Operating Divisions (the “Newport Assets”) for the Nine Months Ended September 30, 2012 and 2011, in connection with the proposed acquisition by the Company of the Newport Assets (the “Newport Acquisition”). A copy of the Combined Financial Statements is filed and attached hereto as Exhibit 99.1 and incorporated by reference.

Also on November 16, 2012, the Company provided unaudited pro forma combined financial information as of September 30, 2012, for the nine months ended September 30, 2012. The unaudited pro forma combined financial information is derived from the historical financial statements of the Company and the Newport Assets, adjusted to give effect to the proposed Newport Acquisition and certain related financing transactions. The pro forma adjustments are preliminary and have been made solely for informational purposes. As a result, the pro forma combined information is not intended to represent and does not purport to be indicative of what the combined company’s financial condition or results of operations would have been had the acquisition or the related financing transactions occurred at an earlier date. In addition, the pro forma combined financial information does not purport to project the future financial condition and results of operations of the combined company. The actual results of the combined company may differ significantly from those reflected in the pro forma combined financial information. The unaudited pro forma combined financial information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” generally can be identified by the use of the forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “continue,” (or the negative of other derivatives of each of these terms) or similar terminology. The “forward-looking statements” include, without limitation, statements regarding our acquisition of the Newport Assets. These statements are based on management’s estimates and assumptions with respect to future events, which include uncertainty as to our ability to consummate the offering of the notes, failure to realize the anticipated benefits of the acquisition of the Newport Assets, including as a result of a delay in completing the acquisition of the Newport Assets or a delay or difficulty in integrating the Newport Assets, the expected amount and timing of cost savings and operating synergies, current capital and debt market conditions and the Company’s ability to obtain new debt financing on acceptable terms, which estimates are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause actual results to vary is included in the Company’s Annual Report on Form 10-K, as amended, and other periodic reports filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Combined Financial Statements of High Plains Broadcasting Operating Company LLC and Newport Television LLC Stations in Binghamton, NY; Elmira, NY; Jackson, TN; Little Rock, AR; Memphis, TN; Salt Lake City, UT; Syracuse, NY; and Watertown, NY; along with Inergize Digital and the New York Hub Operating Divisions for the Nine Months Ended September 30, 2012 and 2011.

99.2	Unaudited Pro Forma Combined Financial Information as of September 30, 2012, for the nine months ended September 30, 2012 and the year ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.
Dated: November 19, 2012

	By:	/s/ Thomas E. Carter
Name: Thomas E. Carter
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Combined Financial Statements of High Plains Broadcasting Operating Company LLC and Newport Television LLC Stations in Binghamton, NY; Elmira, NY; Jackson, TN; Little Rock, AR; Memphis, TN; Salt Lake City, UT; Syracuse, NY; and Watertown, NY; along with Inergize Digital and the New York Hub Operating Divisions for the Nine Months Ended September 30, 2012 and 2011.

99.2	Unaudited Pro Forma Combined Financial Information as of September 30, 2012, for the nine months ended September 30, 2012 and the year ended December 31, 2011.